UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

COMMONWEALTH REIT

(Name of the Registrant as Specified In Its Charter)

CORVEX MANAGEMENT LP

KEITH MEISTER

RELATED FUND MANAGEMENT, LLC

RELATED REAL ESTATE RECOVERY FUND GP-A, LLC

RELATED REAL ESTATE RECOVERY FUND GP, L.P.

RELATED REAL ESTATE RECOVERY FUND, L.P.

RRERF ACQUISITION, LLC

JEFF T. BLAU

RICHARD O’TOOLE

DAVID R. JOHNSON

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LEADING PROXY ADVISORY FIRM ISS RECOMMENDS COMMONWEALTH REIT

SHAREHOLDERS VOTE TO REMOVE ENTIRE BOARD OF TRUSTEES

Highlights Dismal Shareholder Returns, Conflicts of Interest and Recent Use of Corporate

Governance Provisions to Entrench the Board

NEW YORK, June 14, 2013 – Corvex Management LP (“Corvex”) and Related Fund Management, LLC (“Related”), today issued the following statement regarding the report by Institutional Shareholder Services (ISS), a leading independent proxy advisory and corporate governance advisory firm, recommending that the shareholders of CommonWealth REIT (NYSE:CWH) vote to remove the entire board of trustees at CommonWealth.

Keith Meister of Corvex and Jeff T. Blau of Related issued the following statement:

“This is a monumental recommendation from a leading proxy advisory firm in that it recognizes the need for immediate, wholesale change to CommonWealth’s board. We are pleased that ISS strongly supports our effort to stop the value destruction at Commonwealth and free the Company from its abysmal corporate governance practices and continued mismanagement by the Portnoys. This consent solicitation is a referendum on CommonWealth’s board and management and a successful remove vote will create a clear path for shareholders to nominate truly independent and accountable trustees who are committed to the future success of CommonWealth for the long-term benefit of all shareholders. Make no mistake, our only agenda is to effect change and remove CommonWealth’s trustees and we appreciate the strong and broad support of those who have already voted in favor of change at CommonWealth. The arbitration process is already well underway and we anticipate a prompt resolution on matters related to our efforts to effect change at CommonWealth. As CommonWealth itself noted, the arbitration process ‘provides for an expedited process for resolving disputes.’”

In its report, ISS noted that:

“Votes FOR removal of all existing directors are warranted given that the dismal returns to shareholders over an extended period prior to the dissidents’ arrival, the links between underperformance on key drivers of shareholder value and the inherent conflicts of interest in the external management structure the company maintains, and the current board’s use of corporate governance provisions to entrench itself, in aggregate form a compelling case that change at the board level is necessary.”

Between 2007-2012 “…while CommonWealth’s management team increased assets by 198% of the period-ending market cap - driving a significant increase in fees payable to management -CommonWealth’s share price—the measure of value appreciation for shareholders - fell by 68%.”

The Board’s bylaw amendment that requires any shareholder requesting a record date for action by written consent have held 3% of shares for at least 3 years…“effectively disenfranchises all other shareholders, including those who have held smaller amounts for longer periods, or invested much larger amounts more recently - from ever being able to voice their views through this mechanism, regardless of whether they wanted to lead such a consent themselves.”

“Perhaps most importantly, however, the history of this company under the current board and external management team strongly suggests the risk of doing nothing is significantly greater than any risk from removing the entire board at once.”

“The current board, far from showing any interest in remedying [the] inherent conflict [of interest], has demonstrated much greater creativity in entrenching itself, and hardening the bunker in anticipation of even a legitimate shareholder challenge.”

Messrs. Meister and Blau continued: “CommonWealth’s reappointment of trustee Joe Morea following an overwhelming nearly 4 to 1 shareholder vote in favor of his removal at the 2013 annual meeting is the latest in a series of offensive, self-interested actions taken by the CommonWealth trustees to stifle the will of shareholders. To put an end to this egregious conduct, we urge all of our fellow shareholders to follow ISS’ recommendation and sign, date and return their WHITE proxy card today. Shareholders may also be able to vote online by following the instructions on their voting materials.”

A copy of Related’s and Corvex’s consent solicitation materials can be obtained at www.shareholdersforcommonwealth.com or by calling D.F. King & Co., Inc., our proxy solicitor, at 1-800-714-3313.

About Corvex Management LP

Corvex Management LP is an investment firm headquartered in New York, New York that engages in value—based investing across the capital structure in situations with identifiable catalysts. Corvex was founded in March 2011 and follows an opportunistic approach to investing with a specific focus on equity investments, special situations and distressed securities largely in North America.

About Related Fund Management LLC

Related Fund Management, LLC is an affiliate of Related Companies, one of the most prominent privately-owned real estate firms in the United States. Formed 40 years ago, Related is a fully-integrated, highly diversified industry leader with experience in virtually every aspect of development, acquisitions, management, finance, marketing and sales. Related’s existing portfolio of real estate assets, valued at over $15 billion, is made up of best-in-class mixed-use, residential, retail, office and affordable properties. For more information about Related Companies please visit www.related.com.

Important Additional Information

In connection with their solicitation of written consents, Corvex and Related have filed a definitive written consent solicitation statement with the U.S. Securities and Exchange Commission (the “SEC”) to solicit written consents from shareholders of CommonWealth REIT. Investors and security holders are urged to read the definitive written consent solicitation statement and other relevant documents when they become available, because they contain important information regarding the consent solicitation. The definitive written consent solicitation statement and all other relevant documents are available, free of charge, on the SEC’s website at www.sec.gov.

The following persons are participants in connection with the written consent solicitation of CommonWealth’s shareholders: Corvex Management LP, Keith Meister, Related Fund Management, LLC, Related Real Estate Recovery Fund GP-A, LLC, Related Real Estate Recovery Fund GP, L.P., Related Real Estate Recovery Fund, L.P., RRERF Acquisition, LLC, Jeff T. Blau, Richard O’Toole and David R. Johnson. Information regarding the participants in the consent solicitation and a description of their direct and indirect interests, by security holdings or otherwise, to the extent applicable, is available in the definitive written consent solicitation statement filed with the SEC on April 10, 2013 and Supplement No. 1 thereto filed on April 12, 2013.

Permission to quote third party reports and analyses was neither sought nor obtained.

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For further information, contact:

D.F. King & Co., Inc.

Shareholders can call toll-free: (800) 714-3313

Banks and brokers call: (212) 269-5550

Rupal Doshi

Corvex

(212) 474-6750

rdoshi@corvexcap.com

Joanna Rose

Related

(212) 801-3902

jrose@related.com